UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 26, 2012

INTEGRATED SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

(Doing Business as iSatori Technologies, Inc.)

Delaware	1-11900	75-2422983
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

15000 W 6th Avenue, Suite 202 Golden, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 215-9174

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

The information set forth in Item 5.02 below is incorporated herein by reference.  Effective of April 26, 2012, the Board appointed Todd Ordal and Bradford Morgan to serve as directors of the Company, such that as of April 26, 2012, the members of the Board were Russell Cleveland, Robert Galecke, Stephen Adele, Todd Ordal and Bradford Morgan.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 26, 2012, the ten day waiting period required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended, expired.  As a result, pursuant to that certain Merger Agreement (the “Merger Agreement”), dated as of February 17, 2012, by and among the Company, iSatori Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company, and iSatori Technologies, Inc., a Colorado corporation, Todd Ordal and Bradford Morgan were appointed to serve as directors of the Company.  On April 26, 2012, Todd Ordal and Bradford Morgan accepted their appointments.

The following sets forth certain information concerning the experience and background of Todd Ordal and Bradford Morgan.

Todd Ordal is the President and founder of Applied Strategy, LLC, a private consulting company providing consulting and coaching services to chief executive officers and other executives around the world.  Prior to founding Applied Strategy, LLC, Mr. Ordal served as Chief Executive Officer of Dore Achievement Centers from December, 2002 until November, 2004.  Prior to joining Dore Achievement Centers, Mr. Ordal served President and Chief Executive Officer of Classic Sports Companies from January, 2001 until December, 2002. Prior to Classic Sport Companies, Mr. Ordal served as a Division President for Kinko’s where he had accountability for $500,000,000 in revenue, 300 stores and 7,000 people. Mr. Ordal served as a member of the board of directors for Kinko’s Service Corporation from July, 1992 until July, 1997.  He has also served on several non-profit board and boards of advisors. Mr. Ordal received his bachelors in psychology from Morehead State University and his MBA from Regis University.

The Company believes that Mr. Ordal, due to his considerable experience with growing successful businesses, as well as his extensive knowledge and understanding of marketing and finance matters, is qualified to be a member of the Board.

Bradford Morgan is the President of Cogency, a consulting company specializing in marketing and business strategy. Prior to founding Cogency in 1998, Mr. Morgan served as the Senior Vice President of Harrah’s Entertainment, Inc. from 1994 through 1997. Prior to joining Harrah’s Entertainment, Inc., Mr. Morgan served as Executive Vice President – Marketing and Sales for Visa U.S.A., Inc. from 1988 through 1993.  Mr. Morgan received his bachelors in agricultural economics from Cornell University and his MBA from Colgate Darden School at the University of Virginia.

The Company believes that Mr. Morgan, due to his considerable leadership experience in public companies, as well as his extensive knowledge and understanding of marketing and sales matters, is qualified to be a member of the Board.

Family Relationships

Neither Todd Ordal nor Bradford Morgan has a family relationship with any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective April 26, 2012, the Company changed its fiscal year end from June 30 to December 31.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 3, 2012

INTEGRATED SECURITY SYSTEMS, INC.

By:	/s/ Stephen Adele
Name:	Stephen Adele
Title:	Chief Executive Officer

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